Exhibit 24

POWER OF ATTORNEY

Each director and/or officer of A. Schulman, Inc. (the “Corporation”) whose signature appears below hereby appoints JOSEPH M. GINGO, JOSEPH J. LEVANDUSKI and DAVID C. MINC, and each of them, with full power of substitution and resubstitution, as attorneys or attorney to sign for the undersigned and in his or her name, place and stead, and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Corporation’s Annual Report on Form 10-K for the fiscal year ended August 31, 2012, and likewise to sign and file with the Commission any and all amendments (on Form 10-K/A) and exhibits thereto, and any and all applications and documents to be filed with the Commission pertaining to such Annual Report, with full power and authority to do and perform any and all acts and things whatsoever requisite, necessary or advisable to be done in the premises, as fully and for all intents and purposes as each of the undersigned could so if personally present, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

IN WITNESS WHEREOF, we have hereunto set our hands effective as of the 18th day of October, 2012.

/s/ Joseph M. Gingo	/s/ Joseph J. Levanduski
Joseph M. Gingo Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	Joseph J. Levanduski Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Donald B. McMillan
Donald B. McMillan Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

/s/ Eugene R. Allspach	/s/ Gregory T. Barmore
Eugene R. Allspach Director	Gregory T. Barmore Director

/s/ David G. Birney	/s/ Howard R. Curd
David G. Birney Director	Howard R. Curd Director

/s/ Michael A. McManus, Jr.	/s/ Lee D. Meyer
Michael A. McManus, Jr. Director	Lee D. Meyer Director

/s/ James A. Mitarotonda	/s/ Ernest J. Novak, Jr.
James A. Mitarotonda Director	Ernest J. Novak, Jr. Director

/s/ Dr. Irvin D. Reid	/s/ John B. Yasinsky
Dr. Irvin D. Reid Director	John B. Yasinsky Director